Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                             HEALTHSOUTH Corporation

                                  $567,750,000
                         3.25% Convertible Subordinated
                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

     The  Prospectus,  dated June 3, 1998 (the  "Prospectus"),  relating  to the offering  for  resale  of  $567,750,000  aggregate  principal  amount  of  3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

1. The name THE AMERICANA FUND, in the table of Selling Securityholders on page 14 is hereby changed to THE AMERICANA FOUNDATION.

2. The name DEAN WITTER CONVERTIBLE SECURITIES TRUST, in the table of Selling Securityholders on page 15 is hereby changed to MORGAN STANLEY DEAN WITTER CONVERTIBLE SECURITIES TRUST and the information set forth opposite the name DEAN WITTER CONVERTIBLE SECURITIES TRUST, in the Table of Selling Securityholders on page 15 is amended as follows:

     Principal Amount of Debentures Beneficially Owned That May be Sold      3,500,000
     Percentage of Debentures Outstanding                                            *
     Number of Conversion Shares That May Be Sold                               95,563
     Percentage of Common Stock Outstanding                                          *

3. The information set forth opposite the name MERRILL LYNCH PIERCE FENNER & SMITH INC. in the table of Selling Securityholders on page 16 is amended as follows:

     Principal Amount of Debentures Beneficially Owned That May be Sold      11,340,000
     Percentage of Debentures Outstanding                                         1.99%
     Number of Conversion Shares That May Be Sold                               309,624
     Percentage of Common Stock Outstanding                                           *




The date of this Prospectus Supplement is August 24, 1998.




                                      - 2 -